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Exhibit 5.2

[Letterhead of Taylor, Porter, Brooks & Phillips L.L.P.]

December 29, 2003

WRITER'S DIRECT DIAL NUMBER: 225-381-0218
e-mail address: ashley.moore@taylorporter.com

H&E Equipment Services L.L.C.
11100 Mead Road, 2nd Floor
Baton Rouge, LA 70815

Dear Ladies and Gentlemen:

We have acted as counsel to H&E Equipment Services L.L.C. (the "Company") in connection with the proposed registration by the Company of $7,651,000 12 1/2% Senior Subordinated Notes due 2013 (the "Notes"), pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." All of the Notes to be registered pursuant to the Registration Statement are being offered by certain selling noteholders (the "Selling Noteholders").

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Notes, (iii) the Registration Statement and exhibits thereto, (iv) the Registration Rights Agreement, dated as of June 17, 2002, by and among the Company, H&E Finance Corp., the Guarantors defined therein and Credit Suisse First Boston Corporation and (v) the forms of Notes.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the issuance of the Notes to the Selling Noteholders has been validly authorized by the Company and constitute valid and binding obligations of the Company.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) any laws except the laws of the State of Louisiana.

We hereby consent to the filing of this opinion in Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on

Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offerings contemplated by the Registration Statement.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Notes or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Louisiana be changed by legislative action, judicial decision, or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof.

Yours very truly,
/s/ TAYLOR, PORTER, BROOKS & PHILLIPS L.L.P. Taylor, Porter, Brooks & Phillips L.L.P.

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